UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2005

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2005, Chiron Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Original Agreement”) with Novartis Corporation (“Novartis”), Novartis Biotech Partnership, Inc., a subsidiary of Novartis (“Merger Sub”), and for certain purposes only, Novartis AG, as guarantor. On April 3, 2006, the parties entered into Amendment No. 1 to the Original Agreement (the “Merger Agreement Amendment”). The Original Agreement, as amended by the Merger Agreement Amendment, is referred to as the “Merger Agreement” in this Form 8-K.

Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company as the surviving corporation. In the merger, each share of Chiron common stock not held by Novartis Biotech or any other U.S. subsidiary of Novartis AG, Chiron or any of its subsidiaries or a stockholder of Chiron who perfects appraisal rights, will be converted into the right to receive $48.00 in cash, without interest, an increase of $3.00 per share over the $45.00 price provided for in the Original Agreement. In addition, the Merger Agreement Amendment provides that the only stockholder vote required to approve the merger agreement is that required by Delaware law, which is the affirmative vote of holders of a majority of the shares of Chiron common stock outstanding and entitled to vote at the special meeting. Chiron expects that the transaction will be completed in the second quarter of 2006.

Novartis AG, together with certain of its direct and indirect subsidiaries, currently owns approximately 44% of the outstanding shares of Common Stock of the Company.

The Merger Agreement Amendment is attached to this Form 8-K as Exhibit 2.01 and is incorporated herein by reference.

Item 8.01.              Other Events.

On April 3, 2006, Novartis Corporation, Chiron and CAM NA, entered into a letter agreement. The letter agreement provides that, in consideration of and subject to Novartis Corporation and Chiron agreeing to amend the merger agreement to provide for an increase in the per share merger consideration from $45.00 to $48.00 per share, CAM NA agreed that it, Smith Barney Fund Management LLC and Salomon Asset Management Inc. would support the amended merger agreement and, subject to applicable fiduciary and/or regulatory obligations, will vote or cause to be voted all of the shares of Chiron common stock owned by CAM NA or such other parties or over which CAM NA or such other parties have voting authority or control in favor of the proposal to adopt the amended merger agreement at the special meeting of Chiron’s stockholders, provided that such special meeting is held on April 19, 2006 (or in no event later than April 21, 2006, or, in the event of comments or request for a longer solicitation period by the SEC or its staff, in no event later than May 12, 2006). CAM NA also acknowledged that the amendment may not be subject to the affirmative vote of a majority of the outstanding shares of Chiron common stock excluding all shares of Chiron common stock not owned by Novartis AG and its subsidiaries.

The Letter Agreement is attached to this Form 8-K as Exhibit 8.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)                              Exhibits.

Exhibit Number	Description

2.01

Amendment No. 1 to the Agreement and Plan of Merger, dated as of April 3, 2006, by and among Novartis Corporation, Novartis Biotech Partnership, Inc., a subsidiary of Novartis Corporation, Chiron Corporation and Novartis AG, incorporated by reference to Annex A of Chiron’s Proxy Supplement on Schedule 14A as filed with the SEC on April 5, 2006.

8.01

Letter Agreement, dated as of April 3, 2006, by and among Novartis Corporation, Chiron and CAM North America LLC, incorporated by reference to incorporated by reference to Exhibit 99.(d)(32) of Chiron’s Amendment No. 7 to the Rule 13E-3 Transaction Statement on Schedule 13E-3 as filed with the SEC on April 5, 2006.

#  #  #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: April 6, 2006	By:	/S/ JESSICA HOOVER
Jessica Hoover
Vice President, Head of Corporate
Business Development